Exhibit 99.1

EMERGE INTERACTIVE, INC. TO MERGE WITH PRIME BIOSOLUTIONS, LLC

•	eMerge will be renamed PRIME BioSolutions, Inc.

•	PRIME BioSolutions, Inc. plans to utilize patented Integrated BioRefinery technology to produce ethanol at lower cost than ethanol produced by traditional methods

•	PRIME BioSolutions, Inc. expects to have its first ethanol production plant operational in mid 2008 and continue development of multiple plants thereafter.

SEBASTIAN, Florida and OMAHA, Nebraska, October 16, 2006 – eMerge Interactive, Inc. (Nasdaq: EMRG) (“eMerge”) and the sole member of PRIME BioSolutions, LLC (“PRIME”) jointly announced that today they signed a definitive agreement pursuant to which PRIME will be merged into a subsidiary of eMerge. Upon completion of the transaction, eMerge will change its name to PRIME BioSolutions, Inc. (the “Company”) and will be headquartered in Omaha, Nebraska.

As consideration for the transaction, the sole membership interest of PRIME will be exchanged for shares of eMerge common stock in an amount equal to 58,321,743 less the ultimate number of shares of eMerge common stock issuable upon full conversion of any Company securities to be issued to the new investors described in the next paragraph (the “New Investors”). The currently outstanding shares of eMerge common stock will remain outstanding and, following the conversion of all securities issued to the New Investors into shares of common stock, the currently outstanding shares, warrants, and options of eMerge would represent 7.5% of the outstanding shares, warrants, and options of the Company.

A condition to completion of the merger is the receipt of commitments from New Investors to invest $70 million of additional capital in the Company in exchange for equity securities of the Company, which equity securities may be in the form of common stock, preferred stock or convertible debt. $10 million of this additional capital is to be invested in the Company concurrently with the closing of the merger. The remaining $60 million may be invested thereafter as the Company achieves milestones in the construction of its planned ethanol plants. PRIME management believes the $70 million of additional equity capital will be sufficient to provide the equity funding needed to construct two ethanol production plants of 24 million gallons each. In addition, approximately $105 million of debt construction funding will be required to construct the two plants. At this time, the parties do not have formal commitments for the $70 million of additional equity funding or the $105 million of additional debt funding. There can be no assurances that such funding will be available on terms acceptable to PRIME or eMerge. The terms of the new equity and debt securities may include significant preferences, restrictions on dividends, and other restrictions that could affect additional financing of the Company.

The transaction is also subject to approval by eMerge’s stockholders, receipt of all required regulatory approvals and other customary closing conditions.

Because the sole member of PRIME will acquire a majority of eMerge’s shares of common stock as a result of the transaction, the transaction will be treated as a reverse merger for accounting purposes, and PRIME will be deemed to be the acquiror in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statement of PRIME rather than the historical financial statements of eMerge, and the assets and liabilities of PRIME will be recorded at their historical cost basis to PRIME, and the assets and liabilities of eMerge will be recorded as if they were purchased on the closing date at their fair market value on that date.

Concurrently with the execution of the merger agreement, eMerge executed a $1.5 million revolving loan promissory note and security agreement in favor of The Biegert Family Irrevocable Trust, Dated June 11, 1998 (the “Bridge Loan”). The Bridge Loan permits eMerge to borrow up to $1.5 million, which may be repaid and re-borrowed at any time until the earlier of (i) the termination or closing of the merger agreement involving PRIME or (ii) April 1, 2007. The merger agreement involving PRIME contains a covenant restricting eMerge from borrowing under the Bridge Loan until after December 1, 2006. The Bridge Loan is secured by all of eMerge’s assets used in its Animal Information Solutions, or CattleLog business segment. The Biegert Family Irrevocable Trust, Dated June 11, 1998, beneficially owns approximately 18% of eMerge’s outstanding shares of common stock.

PRIME was formed on July 12, 2006 and has no significant assets or liabilities. The proposed Chief Executive Officer of the Company, David Hallberg, is the co-inventor of the patented Integrated BioRefinery (“IBR”) technology described below, and the proposed officers of the Company have significant experience in the ethanol industry and have developed an ethanol manufacturing facility. PRIME’s business strategy for the Company will be to develop ethanol plants using the patented IBR technology that is expected to provide lower cost ethanol production. Upon the closing of the merger, the Company will enter into an agreement with an affiliate of the Company’s expected management team whereby such affiliate will agree, subject to certain limitations, to cause the entity that owns the North American licensing rights to the patented IBR technology (which entity is also an affiliate of the Company’s expected management team) to grant the Company non-exclusive, perpetual licenses for the right to use the IBR technology at each IBR ethanol plant the Company constructs in the future for a royalty fee of $750,000 per year, per plant beginning on the date operation of each plant begins.

The IBR technology involves a number of factors that are intended to reduce the cost of ethanol production from corn, including placing the ethanol production facility adjacent to a cattle feeding operation, using biogas from cattle manure to provide a significant portion of the energy needed to operate the ethanol facility, and subsequently feeding cattle with wet distiller’s grain, a byproduct of ethanol production from corn, without incurring significant drying or transportation costs. The first use of the IBR technology, a 24 million gallon ethanol production facility in Mead, Nebraska, is expected to become operational in the fourth Quarter of 2006. This facility will not be owned or operated by the Company; however the Company’s management team participated in the development and implementation of the Mead facility, and will continue to have obligations to provide limited management services to, and hold an ownership interest in, the entity that operates the Mead facility. The contractors for the facility are expected to become the contractors for the new Company’s facilities.

eMerge is a technology company that is focused on CattleLog™, its individual animal data collection and reporting system and VerifEYE™, food safety technologies that detect invisible fecal contamination on beef carcasses in packing plants. PRIME’s management believes that eMerge’s products and experience in cattle markets will be a positive factor in helping the Company to efficiently and cost effectively maintain cattle occupancy and source verify cattle for emerging quality beef marketing programs.

PRIME’s senior management owns all of the equity membership interest in PRIME BioShield LLC, the sole member of PRIME, and, depending on the number of shares to be issued in the equity financing described above, may indirectly own and control a majority of the shares of the Company’s common stock upon consummation of the merger. The Company’s management team also indirectly owns 50 percent of the entity from whom the Company will license the IBR patent and indirectly 20 percent of the entity that owns and operates the Mead, Nebraska IBR complex. The Company’s senior management team is expected to consist of:

DAVID E. HALLBERG, Chief Executive Officer, who has significant experience in the Ethanol and Bio Mass industry with extensive ethanol policy experience. Mr. Hallberg was the founder and past president of the Renewable Fuels Association in Washington, D.C. and is the inventor or co-inventor of two method technologies used in ethanol production, including the invention that will be licensed by the Company, US Patent 6,355,456, issued on March 12, 2002, with a 20-year term.

JOHN R. COX, Chief Financial Officer, who has a background in Agribusiness Financial Management including as the Senior V.P./Manager of US Bank’s Regional Agribusiness Group from 1996 to 2004 where he managed a $450 million loan portfolio committed to agribusiness including ethanol, dairy and beef cattle.

MARK G. KRAEGER, Chief Operating Officer, who has significant agribusiness experience with a focus in feedlot management, ethanol project management and commodity trading and purchasing.

PATRICK D. TRACY, Senior Vice-President, who has 25 years of Agribusiness management experience in irrigated farm development, ethanol development and risk management. Mr. Tracy is a past President of the South Dakota Corn Council.

Key eMerge employees will be retained to help manage the transition and operation of the existing CattleLog and VerifEYE businesses. David Warren, the current President and CEO of eMerge, and Robert Drury, current Executive Vice President of Business Development, have agreed to be retained by the Company at least through July 1, 2007, to help manage the transition process. Mr. Warren will continue to manage the CattleLog business during this transition period, and Mr. Drury will support the Company’s management team in investor relations and financing activities and will continue to manage the VerifEYE business. Susan Mermer, currently Chief Financial Officer of eMerge, will become Controller of the Company, and will manage the Company’s public reporting, accounting and financial services. Mark Fox, currently Executive Vice President of Technology for eMerge, will continue to be responsible for the technology for the Company’s CattleLog product and technical services.

In addition, to Messrs. Hallberg and Cox, the Company’s board of directors is expected to include the following:

SENATOR THOMAS A. DASCHLE. Former U.S. Senate Majority Leader, Thomas A. Daschle has been involved in most of the legislation affecting the U.S. fuel ethanol industry since 1980. He was the original sponsor of the Reformulated Gasoline (RFG) program in the 1990 Clean Air Act Amendments, as well as the Renewable Fuels Standard (RFS) provision signed into law by President Bush in August 2005 as part of the Energy Policy Act of 2005. Senator Daschle presently serves as Senior Policy Advisor to the Governors’ Ethanol Coalition and to Alston & Bird, LLP, in Washington, DC.

DR. TERRY KLOPFENSTEIN. Dr. Klopfenstein is a semi-retired professor of Animal Science at the University of Nebraska. For 41 years he has taught and conducted research in Ruminant Nutrition. He is recognized as an international expert on the feeding of ethanol by-products to ruminant animals. He has conducted over 75 experiments on ethanol by-products and has published the research in 16 scientific papers and 72 papers for nutritionists and cattlemen. He has taught thousands of students including many who are currently managers of cattle feeding operations.

JAMES E. RAY. After nearly five years as a senior staff member of the House Budget Committee, Mr. Ray received his M.B.A. from Harvard University in 1982, and spent more than ten years in Boston and New York as a financial advisor and consultant in such firms as Boston Consulting Group; Shearson Lehman Brothers, Inc.; and Commonwealth Capital Partners, Inc.

IBR Complexes to produce lower cost ethanol

Ethanol is a renewable, clean-burning, low pollution fuel source and PRIME’s management believes that the demand for ethanol should continue to grow in the future due to replacing Methyl Tertiary Butyl Ether (“MTBE”) as an octane enhancer and increasingly as a gasoline replacement with the “E85” formulations. The Energy Policy Act of 2005 mandated ethanol to be used in gasoline on a growing scale up to 7.5 billion gallons in 2012 – which is less than 5% of total U.S. gasoline use.

The Company’s strategy will be to become one of the industry’s lowest-cost producers of ethanol. In using the IBR system, the Company expects that it will be able to significantly reduce, and possibly eliminate, key production costs such as natural gas, the second largest cost factor in the production of ethanol by replacing it with biogas via anaerobic digestion of cattle waste and other residual streams from the co-located ethanol unit. In addition, the net corn cost, the largest cost factor in the production of ethanol, should be reduced because the co-product from corn fermentation (wet distiller’s grain) will be used as cattle feed in the adjacent cattle operation without incurring the additional costs to dry and transport the wet distiller’s grain. The

Company may lease the proposed adjacent feed yard to an independent third party in an effort to transfer the operational risks and benefits of the feed yard to such third party in return for a fixed lease payment and to provide for waste management and other services. PRIME expects that such a third party will have a contractual arrangement to purchase the Company’s wet distillers grain at a price that adjusts based on the price of corn. The Company’s business plan will be to construct and operate ten IBR complexes within the next seven years.

“Since first filing for the patent more than six years ago, we have firmly believed that this approach to producing Biofuels with little or no fossil fuels would become a reality,” said David Hallberg, PRIME’s CEO, and one of the technology’s inventors. “As fossil fuel costs increase, and Americans desire an end to our dependence on imported oil, the Company will be positioned to build more of these environmentally friendly plants nationwide.”

Hallberg added, “We believe that the technologies from eMerge Interactive will play a prominent role in the cattle operations managed by the Company and its alliance partners. We intend that many animals in our feedlots will be qualified to be supplied to a variety of premium branded beef programs, including natural, age and source verified programs, and will be procured through the CattleLog Listing Service. Though the primary purpose of the cattle will be to supply the energy to produce ethanol and to consume the wet distiller’s grain produced on site, cattle operations are expected to be a prominent part of the value-added approach to livestock production within the Company’s business model.”

“We are excited to have the opportunity to combine the eMerge Interactive business into a company that we believe has significant upside potential for our stockholders,” stated David C. Warren, eMerge’s President and CEO. “We believe that the combined company will have an active role in the development of lower cost ethanol and also be able to utilize our CattleLog systems to add value to their cattle operations.”

Warren added, “It has been obvious throughout the merger discussions that there is positive synergy and a good working relationship between our management teams that will contribute to a smooth transition.”

For eMerge, the merger transaction involving PRIME is the result of its previously disclosed engagement with AgriCapital Corporation and B. Riley & Co. to advise eMerge regarding strategic alternatives. Over the last 17 months, AgriCapital, B. Riley and eMerge contacted over 275 entities regarding potential alternatives, including possible acquisitions, dispositions, mergers, financings and liquidation. The eMerge Board of Directors, with input from its financial advisors, has determined that the proposed merger transaction involving PRIME is in the best interest of eMerge and its stockholders.

Important Information

eMerge Interactive, Inc. plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement (the “Merger Proxy Statement”) in connection with the special meeting of eMerge stockholders that will be held to consider the proposed merger and related transactions involving eMerge, PRIME BioShield, LLC, PRIME BioSolutions, LLC and eMerge Merger Sub, LLC and may file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. When available, security holders may obtain a free copy of the Merger Proxy Statement and other documents that eMerge files with the SEC at the SEC’s website at www.sec.gov. The Merger Proxy Statement and these other documents may also be obtained free of charge from eMerge by directing a request to eMerge Interactive, Inc., Attention: Investor Relations, 10305 102nd Terrace, Sebastian, FL 32958.

Neither (i) the shares of eMerge common stock to be issued to the sole member of PRIME in this transaction nor (ii) the securities of eMerge to be issued to new investors in this transaction, have been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. This press release is neither an offer to sell nor a solicitation of an offer to purchase securities. Neither the SEC nor any state securities commission has approved or disapproved of the securities described in this presentation or passed upon the accuracy or adequacy of the information contained in this presentation, or endorsed the merits of the presentation.

Certain Information Regarding Participants

eMerge, its directors and named executive officers may be deemed to be participants in the solicitation of eMerge’s security holders in connection with the special meeting of eMerge stockholders that will be held to consider the proposed merger and related transactions. Security holders may obtain information regarding the names, affiliations and interests of such individuals in eMerge’s annual report on Form 10-K for the year ended December 31, 2005, and its proxy statement dated April 21, 2006, each of which is filed with the SEC. Additional information regarding such individuals will be included in the Merger Proxy Statement. To the extent holdings of eMerge’s securities have changed since the amounts printed in the proxy statement dated April 21, 2006, such changes have been reflected on Forms 3, 4 and 5 filed with the SEC and will be reflected in the Merger Proxy Statement.

For additional information regarding this press release or if you have investor questions, please contact Susan D. Mermer, eMerge’s Chief Financial Officer, at (772) 581-9736.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to the benefits of the proposed merger and related transactions involving eMerge Interactive, Inc., PRIME BioShield, LLC, PRIME BioSolutions, LLC and eMerge Merger Sub, LLC (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the control of PRIME or eMerge. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. PRIME and eMerge do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the businesses of PRIME and eMerge may not be integrated successfully or such integration may be difficult, time-consuming or more costly than expected; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals of the Merger, and the ability to complete the Merger on the expected timeframe; changes in or elimination of laws, tariffs, trade or other controls or enforcement practices (such as: national, state or local energy policies; Federal ethanol tax incentives; regulation currently under consideration pursuant to the passage of the Energy Policy Act of 2005, which contains a renewable fuel standard and other legislation mandating the usage of ethanol or other oxygenate additives; state and federal regulations restricting or banning the use of Methyl Tertiary Butyl Ether; and environmental laws and regulations and the enforcement thereof); changes in weather and general economic conditions; overcapacity within the ethanol and petroleum refining industries; total United States consumption of gasoline; availability and costs of products, raw materials and supplies, particularly corn, coal and natural gas; labor relations; fluctuations in petroleum prices; failure to comply with applicable laws and regulations; ability to generate free cash flow to invest in the business and service indebtedness and preferred stock preferences; limitations and restrictions contained in instruments and agreements governing indebtedness and preferred stock; ability to raise additional capital and secure additional financing; ability to retain key employees; liability resulting from actual or potential future litigation; plant shutdowns or disruptions at proposed plants; the rate of adoption of products and services; ability to grow revenue and margins; ability to implement business and expansion strategies; competition and the impact of competition on pricing; general economic conditions; availability and prices of livestock; livestock costs; product pricing; operating efficiencies; the cost of compliance with environmental and health standards; and actions of domestic and foreign governments.

These and other factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth from time to time in eMerge’s public filings with the SEC and public statements by PRIME and eMerge. Viewers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.